Exhibit 10.21

DEFERRED COMPENSATION AGREEMENT

     AGREEMENT made as of the 19th day of September, 2002, by and between Polo Ralph Lauren Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and Roger N. Farah (the “Executive”).

     The Company recognizes that the Executive’s contribution to the growth and success of the Company has been substantial. The Company desires to assure itself of the continued employment of the Executive by providing an incentive for him to continue his employment with the Company.

     In order to effect the foregoing, the Company and the Executive wish to enter into a Deferred Compensation Agreement on the terms and conditions set forth below, as provided for in the Amended and Restated Employment Agreement, dated as of July 23, 2002, between the Company and the Executive (the “Employment Agreement”).

     Accordingly, in consideration of the premises and covenants hereinafter contained, the parties hereto agree as follows:

Section 1. Deferred Compensation Account; Contributions to Trust.

          (a) The Company shall credit to a book reserve (the “Deferred Compensation Account”) established for this purpose the aggregate amount of $250,000 per year for each of the

Company’s fiscal years from fiscal 2003 through fiscal 2008, inclusive, in monthly installments, provided that the Executive is employed with the Company on the last business day of such month, and provided further that the initial payment to be made will equal the aggregate amount that would have been credited if this Agreement had been dated as of July 23rd, 2002. The amount of the monthly installments shall be equal within each fiscal year. The Executive shall select one or more investment elections from the mutual funds managed by the Vanguard Group of Investment Companies, subject to their rules, in which the amounts in his Deferred Compensation Account will be notionally invested. The Deferred Compensation Account shall be debited or credited with amounts representing all losses or earnings of such notional investments.

          (b) The Company agrees to establish a grantor trust (the “Trust”)” to which any amounts represented by credits made to the Deferred Compensation Account in accordance with the first sentence of paragraph (a) above shall be contributed by the Company on the last business day of each month. Such Trust shall be established pursuant to the Trust Agreement, as amended, annexed as Exhibit A hereto (such agreement as further amended or supplemented and any successor agreement hereinafter referred to as the “Trust Agreement”).

          (c) The Executive agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any debits or credits made to his Deferred Compensation Account by reason of losses or earnings on the notional investments selected by him in accordance with Section 1(a) (or by reason of the Executive’s failure to select any such notional investment).

Section 2. Benefit Payments.

          (a) On the earlier of (i) January 1, 2012 and (ii) the earliest date reasonably practicable following the Executive’s termination of employment with the Company for any reason, the Company shall pay (or cause to be paid from the Trust) to the Executive or to the Executive’s beneficiary or estate (in the event of his death) in cash a lump sum amount equal to the vested amount (determined pursuant to Section 3 hereof) reflected in the Deferred Compensation Account as of the date of such termination.

          (b) The beneficiary referred to in paragraph (a) above may be designated or changed by the Executive (without the consent of any prior beneficiary) on a form provided by the Company and delivered to the Company before his death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Executive, the lump sum payment payable under paragraph (a) above shall be payable to the Executive’s estate.

Section 3. Vesting.

          (a) Except as provided in paragraph (b) below, the Executive’s interest in the Deferred Compensation Account shall vest at the rate of 20% per year, commencing on the first anniversary of the date of this Agreement, and on each of the following four anniversaries thereof, thereby becoming 100% vested on July 23, 2007, but only if the Executive is actively employed by the Company and has remained continuously so employed from the date hereof to and including the applicable anniversary date. The Executive shall not be deemed to be actively employed for a period during which the Executive remains on the payroll for the purpose of collecting salary pursuant to a severance or similar termination arrangement.

          (b) In the event that (i) the Executive dies, (ii) the Executive’s employment is terminated by reason of Disability (as defined in the Employment Agreement), (iii) the Executive’s employment is terminated by the Company for other than Cause (as defined in the Employment Agreement) or (iv) the Executive terminates his employment for Good Reason (as defined in the Employment Agreement), then the Executive’s Deferred Compensation Account shall be 100% vested.

Section 4. Unfunded Arrangement.

     It is the intention of the parties hereto that the

arrangement described in this Agreement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in this Agreement or the Trust Agreement and no action taken pursuant to the provisions of this Agreement or the Trust Agreement shall create or be construed to create a fiduciary relationship between the Company and the Executive, his designated beneficiary or any other person. Any funds that may be invested under the provisions of the Trust Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company. This Agreement constitutes a mere promise by the Company to make a benefit payment in the future.

Section 5. Nonalienation of Benefits.

     The right of the Executive or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Executive or the Executive’s beneficiary or estate.

Section 6. No Right to Employment.

     Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Company as an executive or in any other capacity.

Section 7. Effect on Other Benefits.

     Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

Section 8. Binding Agreement.

     This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his heirs, executors, administrators and legal representatives.

Section 9. Governing Law.

     This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws principles.

Section 10. Validity.

     The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 11. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 12. Arbitration.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Fees and expenses payable to the American Arbitration Association and the arbitration shall be shared equally by the Company and by the Executive, but the parties shall otherwise bear their own costs in connection with the arbitration; provided that the arbitrator shall be entitled to include as part of the award to the prevailing party the reasonable legal fees and expenses incurred by such party in an amount not to exceed $25,000.

Section 13. Amendment.

     The Agreement may be amended in whole or in part by a written instrument executed by both parties hereto.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.

POLO RALPH LAUREN CORPORATION
By:	/s/ Mitchell A. Kosh

EXECUTIVE:
/s/ Roger N. Farah
Roger N. Farah

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